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                                                                   Exhibit 10.11


                           JOINT MANAGEMENT AGREEMENT

          This Joint Management Agreement (this "Agreement") is made as of this 12th day of September, 1996 by and between Tanner.Peck, L.L.C. ("Tanner"), a Tennessee limited liability company and Universal Outdoor Management Company ("Manager"), an Illinois corporation and a wholly-owned subsidiary of Universal Outdoor, Inc. ("Universal").

          WHEREAS, Tanner owns and operates an outdoor advertising business in Memphis, Tennessee, and the surrounding area including, but not limited to, Shelby County, Fayette County, Tipton County and Hardin County, Tennessee, and Desoto County, Tunica County and Acorn County, Mississippi, and Crittenden County and Marion County, Arkansas (the "Business");

          WHEREAS, Tanner desires to enter into this Agreement pursuant to which Manager and Tanner will manage and operate the Business currently conducted by Tanner and in furtherance thereof shall provide Tanner with the services of certain officers of Manager as well as managerial, financial, administrative, tax, operational, advisory services and any other services necessary to operate the Business; and

          WHEREAS, Manager desires to manage and operate the Business in conjunction with Tanner and to provide such officers and services to Tanner.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations set forth herein, the parties hereto agree as follows:

     SECTION 1.  PERFORMANCE OF SERVICES.

          (a) Subject to the terms and conditions of this Agreement, the Manager and Tanner shall be directly responsible for the day-to-day management and operation of the Business (the "Services"). The Manager and Tanner shall perform the Services in a careful and professional manner, but shall operate and manage the Business as they deem appropriate. In the case of any dispute between Tanner and the Manager as to the Manager's performance of the Services or the operation and management of the Business, Tanner's decision shall take precedence over
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any conflicting view or proposal of the Manager, PROVIDED,
HOWEVER, that the mutual consent of both the Manager and Tanner must be obtained for any of the following:

               (i)  new Sign Location Leases;

               (ii)  Advertising Contracts in excess of $25,000;

               (iii) the sale of any Assets;

               (iv)  the hiring or termination of any employees; and

               (v)  the construction of any new Displays.
Without limiting the generality of the foregoing:

               (i) subject to the terms and conditions of this Agreement, the parties hereto shall cause the individuals listed in Schedule I hereto to have all authority of the Manager and Tanner to effect the operation of Tanner as is necessary to provide the Services. During the term of this Agreement, Manager shall make available the services of such other individuals as are reasonably necessary in order to further the intentions of this Agreement; and

               (ii) subject to the terms and conditions of this Agreement, the Manager and Tanner shall perform for Tanner managerial, financial, administrative, operational, other advisory services, and any other services necessary to operate the Business, including but not limited to, accounting, tax, marketing, technical and human resources services, legal support services and day-to-day operational services and supervision.

          (b) The Manager and Tanner shall in all respects operate the day-to-day operations of the Business and in furtherance thereof and without limiting the generality of the foregoing, shall carry out the following functions on behalf of Tanner:


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               (i)  negotiate and execute on behalf of Tanner all agreements, contracts, documents, certificates, permits or instruments relating to the operation of the Business;

               (ii) collect and deposit, for the account of Tanner, all revenues, cash, checks, loan proceeds, funds or any other payments or revenues relating to the Business and disburse such funds from Tanner's account as are necessary to pay the expenses of the Business;

               (iii) make decisions with respect to the employment and termination of employment of employees, consultants and advisors of Tanner;

               (iv) perform all bookkeeping and other handling of financial and accounting matters for Tanner and maintain the financial and tax records of the Business; and

               (v) purchase any materials, supplies and equipment necessary for the operation of the Business.


     SECTION 2.  FEES; PAYMENT.

          (a) Tanner shall pay to the Manager, by wire transfer of immediately available funds, a management fee (the "Management Fee") in exchange for the Services described in Section 1 hereof, on or prior to the fifth business day of each calendar month an amount equal to $82,000 per month, and such Management Fee shall be prorated for any period during which the Manager provides the Services which is less than one month.


     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF EACH PARTY.

          Each of the parties hereto represents and warrants to the other that, as of the date hereof:

          (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has all requisite authority to own


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its property and assets and to conduct its business as
presently conducted or proposed to be conducted under this Agreement;

          (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement;

          (c) all necessary action has been taken to authorize its execution, delivery and performance of this Agreement and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity;

          (d) neither its execution and delivery of this Agreement nor the performance of its obligations hereunder will:

          (i) conflict with or violate any provision of its organizational documents;

          (ii) conflict with, violate or result in a breach of any constitution, law, judgment, regulation or order of any governmental authority applicable to it; or

          (iii) conflict with, violate or result in a breach of or constitute a default under or result in the imposition or creation of any mortgage, pledge, lien, security interest or other encumbrance under any term or condition of any mortgage, indenture, loan agreement or other agreement to which it is a party or by which its properties or assets are bound;

          (e) no approval, authorization, order or consent of, or declaration, registration or filing with any governmental authority or third party is required for its valid execution, delivery and performance of this Agreement, except such as have been duly obtained or made; and

          (f) there is no action, suit or proceeding, at law or in equity, by or before any court, tribunal or governmental authority or third party pending, or, to its


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knowledge, threatened, which, if adversely determined, would materially and adversely affect its ability to perform its obligations hereunder or the validity or enforceability of this Agreement.


     SECTION 4.  COVENANTS OF TANNER.

          (a) Tanner hereby covenants that it will, and will cause its members, officers, managers, agents and representatives to cooperate fully with the Manager in the Managers' provision of the Services and to otherwise act at all times in a manner consistent with this Agreement.

          (b) During the term of this Agreement, Tanner shall supply or make available to the Manager the books and records of Tanner and such other information as the Manager shall reasonably require in the performance of the Services. Manager shall keep in confidence and shall not disclose any information supplied to it to any other person, except as may be required by applicable law.

          (c) Tanner hereby agrees to provide and maintain in full force and effect throughout the term of this Agreement all insurance and insurance policies in effect on the date hereof.

          (d) Tanner shall provide the individuals serving in the capacities specified in Section 1(a)(i) with (a) coverage available to the senior officers of Tanner under Tanner's policies of director and officers insurance, if any, and (b) indemnification agreements or other arrangements, if any, that are or have been provided by Tanner to its senior officers.


     SECTION 5.  TERM AND TERMINATION.

          (a) This Agreement shall be effective as of the date hereof and shall terminate on the earliest of (i) the termination of the Option and Asset Purchase Agreement, dated September 12, 1996 by and among Tanner, TOA Enterprises, L.P., William B. Tanner, WBT Outdoor, Inc., The Weatherley Tanner Trust, Tanner Acquisition Corporation and Universal (the "Option and Asset Purchase Agreement"), (ii) the consummation of the purchase of the

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Business pursuant to the exercise of the option contained in the Option and
Asset Purchase Agreement, or (iii) the mutual agreement of the parties hereto.

          (b) In the event of a termination of this Agreement, except for unpaid Management Fees and obligations pursuant to Section 7, Section 2 and the last sentence of Section 4(b), each of which shall survive termination of this Agreement, the parties shall have no further obligations to each other pursuant to the terms of this Agreement.

     SECTION 6.  STATUS OF MANAGER.

          Manager shall perform and execute its obligations under this Agreement at all times as an independent contractor to Tanner and shall not be an employee or agent of Tanner. Nothing contained in this Agreement shall be construed as creating a joint venture or partnership. For tax purposes, Tanner shall not take any position inconsistent with this Section 6. The Manager shall retain complete control over its personnel, workers, subcontractors and operators for performance of the Services.

     SECTION 7.  LIMITATION OF LIABILITY; NO RECOURSE.

          (a) Tanner agrees, to the fullest extent permitted by law, to defend, indemnify and hold harmless Manager, its parents, and their respective officers, directors, employees, agents, representatives and stockholders, from and against, any and all actions, claims (including claims by any governmental or taxing authority), demands, suits, proceedings, liabilities, judgments, awards, losses, damages, and to pay and advance any costs, expenses (including reasonable legal fees and expenses in connection with, and other costs of investigating, preparing or defending any such action or claim or enforcing its rights under this Agreement) and damages in any action or amounts constituting a settlement of any claim with respect to any losses or liabilities arising out of the performance of this Agreement, whether or not arising out of third party claims or in connection with litigation in which any such person is a party and whether or not based on contract, tort (including negligence),

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violation of law,theory of strict liability, or infringement of proprietary rights, for bodily injury (including death), destruction of third party property and the loss of use or other loss or expense related thereto, arising out of or in any manner caused or occasioned, in whole or in part, by any act, omission, error, fault or negligence of Manager, any affiliate of Manager or anyone acting on Manger's behalf, including, without limitation, subcontractors and affiliates of the foregoing. Such losses, costs, expenses and damages shall be paid as and when incurred. Neither Manager nor its officers, directors, employees, agents, representatives and stockholders shall have any liability or responsibility, including, without limitation, to Tanner and its members, officers, employees, agents and representatives, for any damages or losses arising out of the performance under this Agreement or any default of the provisions hereof; PROVIDED, HOWEVER, that such waiver shall not apply to the extent that a court of competent jurisdiction has finally adjudicated that such damages resulted directly from the gross negligence or willful misconduct of Manager. Tanner, by execution of this Agreement, waives and releases all such persons from all such liabilities.

          (b) Tanner agrees to defend, indemnify and hold harmless Manager and, to the fullest extent permitted by law, its officers against, and to pay any costs and damages in any action or amounts constituting a settlement of any claim with respect to any losses or liabilities incurred or paid by either Tanner or Manager in connection with the Business during the term of this Agreement, PROVIDED, HOWEVER, that Tanner shall not be required to indemnify Manager to the extent that a court of competent jurisdiction has finally adjudicated that such damages resulted directly from the gross negligence or willful misconduct of Manager.

          (c) Notwithstanding any provision to the contrary contained in this Agreement, Manager shall have no liability to Tanner for (i) its performance of the Services contemplated hereby or (ii) its failure to perform the Services contemplated hereby; except to the extent that a court of competent jurisdiction has finally adjudicated that any damages to the Business are the direct result of the Manager's gross negligence and willful misconduct, in which case Manager's liability to

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Tanner shall be limited to the aggregate of the Management Fees paid by
Tanner to Manager.

     SECTION 8. FORCE MAJEURE. Neither Manager nor Tanner shall be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control including, but not limited to, acts of God, fires, floods, wars, civil disturbances, sabotage, accidents, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), governmental actions or transportation delays. Any party may terminate this Agreement without any liability to Manager or Tanner, as the case may be, if such party is substantially unable to perform its obligations under this Agreement for an uninterrupted period of 30 days or for 30 or more days during any 60 day period.

     SECTION 9.  NOTICES.

          (a) Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when (i) hand delivered by one party to the other party at the addresses set forth below,
(ii) deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested, (iii) sent by way of recognized overnight courier service with instructions to deliver on the next business day or (iv) transmitted by telecopy (with receipt of such transmission confirmed), addressed as follows:

          If to Manager, addressed to:

               Universal Outdoor Management Company, Inc.
               321 North Clark Street
               Suite 1010
               Chicago, Illinois  60601
               Attention:  Paul G. Simon
               Telecopy:  (312) 664-8371



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          If to Tanner, addressed to:

               Tanner.Peck L.L.C.
               William B. Tanner, Chief Manager
               4330 Chickasaw Road
               Memphis, TN  38117

or to such other address or addresses as may be specified from time to time in a written notice given by such party.

          (b) Notwithstanding the foregoing, routine instructions, requests, directions and notices dealing with day to day operations under this Agreement may be given in such manner to such persons as may be agreed by the parties from time to time and as is reasonable and practicable.

     SECTION 10.  MISCELLANEOUS.

          (a) This Agreement constitutes the entire Agreement between the parties with respect to the supply or performance of Services for Tanner by Manager, and is a complete allocation of risks between them as to the subject matter hereof. This Agreement supersedes all previous oral or written negotiations, representations, undertakings and agreements heretofore made between the parties in respect to the subject matter hereof.

          (b) If any term or provision of this Agreement is held to be invalid or unenforceable by reason of any rule of law or public policy, then this Agreement shall be deemed amended to delete therefrom the term or provision held to be invalid or unenforceable and all of the remaining terms and provisions of this Agreement shall remain in full force and effect.

          (c) Neither party to this Agreement may assign its rights hereunder without the prior written consent of the other, and any such assignment of such rights hereunder without such consent shall be voidable at the option of the other party.

          (d) This Agreement shall inure to the benefit of and shall be binding upon the successors, heirs, assigns, and legal representatives of the parties hereto.


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          (e)  Each of the parties hereto agrees to submit to binding arbitration any and all differences and disputes which may arise between them, their heirs, successors, assigns, employees, officers, directors, affiliates, subsidiaries, or shareholders which are related to this Agreement. Prior to initiating arbitration, the parties shall first meet face-to-face to effect a resolution of the differences. Any differences which the parties are unable to resolve in said face-to-face meeting shall be heard and finally settled at a mutually agreed upon location by the parties, by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association.
If the parties do not agree upon a location, the arbitration proceeding shall be conducted in St. Louis, Missouri. Any award entered in any such arbitration shall be final, binding, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall make such orders, conduct and schedule all proceedings in connection with the arbitration so that final arbitration commences no less than thirty (30) days and concludes no later than seventy-five (75) days after a party files the initial notice of arbitration, and so that the final arbitration award is made and delivered to the parties within ninety (90) days after the filing of the initial notice of arbitration. The cost of such arbitration shall be apportioned as determined by the arbitrator, in any manner determined by him/her based upon the fault or lack thereof by the respective parties. If the cost of such arbitration is not apportioned by the arbitrator, then the cost shall be borne equally between the Manager and Tanner. Nothing herein contained shall be construed as preventing any party from instituting legal or equitable action in any jurisdiction against any of the other parties for temporary or similar provisional relief to the full extent permitted under the laws applicable to this Agreement, or any such other written agreement between the parties or the performance hereof or thereof or otherwise pending final settlement of any dispute, difference or question by arbitration. Any such provisional relieve may be modified or amended in any way by the arbitrator at any time after his appointment.

          (f) Tanner and the Manager (i) agree that any suit, action or proceeding arising out of or relating to this Agreement will be brought solely in the federal courts of the State of Missouri, sitting in the City of

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St. Louis, Missouri; (ii) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waive any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court, and (iv) agree that service of any court paper may be made in any manner as may be provided under applicable laws or court rules governing service of process in such court.

          (g) This Agreement shall be interpreted, construed and governed under and by the laws of the State of Delaware, without regard to its choice of law rules.

          (h) Neither this Agreement nor any provision hereof may be waived, released, discharged, abandoned, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by duly authorized officers or representatives of the parties.

          (i) Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers, principal and agent, or employer and employee.

          (j) This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, taken together, shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first above written.


                    TANNER.PECK L.L.C.


                    By:
                       ----------------------------------------

                    UNIVERSAL OUTDOOR MANAGEMENT COMPANY, INC.


                    By:
                       ----------------------------------------


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                                                  SCHEDULE I


For Universal
Name
--------------
Dan Simon
Brian Clingen
Paul Simon
Mike Scheid
Cindy Ogle
Dave Weigman
Jeanine Zachary
One Person To Be Designated
Bruce Davies

For Tanner
Name
------------------
William B. Tanner